EXHIBIT 10

                    TERMINATION AGREEMENT AND GENERAL RELEASE


         This Termination Agreement and General Release, executed this 31st day of March, 1999 by and between John W. Schanck (hereinafter referred to as "Employee"), and Union Oil Company of California (hereinafter referred to as "Company").

         WHEREAS, Employee has most recently been employed at the Company's offices located in Sugar Land, Texas;

         WHEREAS, the Company has made certain changes which have resulted in the elimination of Employee's assignment and

         WHEREAS, Employee is covered under an Employment Agreement dated as of July 28, 1998 a copy of which is attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Termination Agreement and General Release, the sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

         1. Employee shall continue on the payroll of the Company through August 31, 1999 as a "Consulting Employee". During such period Employee will be paid his current base salary and continue to be eligible for the Company's benefit plans and policies generally applicable to its employees in his employment category. Employee's participation and coverage shall be subject to the rules and procedures generally applicable to employees under said plans. During this period, Employee shall assist the Company with legal or administrative disputes and with transition issues - all during normal business hours. These above duties shall be limited in time and scope so as not to interfere with Employee's search for other employment.

         2. Employee shall be eligible for one year of outplacement services under the Center of Executive Options to be paid by Company, plus up to an additional year with another outplacement firm, if necessary to secure employment. Such additional year's outplacement shall not exceed $35,000.

         3. The payment of $893,808 (Eight Hundred and Ninety Three Thousand, Eight-Hundred and Eight Dollars) due under the aforesaid Employment Agreement shall be made within 30 days of the termination of his employment hereunder.

         4.  Employee  shall  be  eligible  for  Unocal's  executive   financial
consulting program through August 31, 2000 in accordance with the terms of said program.

         5. Company shall continue to provide the continued "coaching" services of Tom Curen at an approximate cost of $1200 per month through August 31, 1999.

         6. Employee acknowledges that he acquired certain confidential information concerning the operation of the Company during his employment with the Company and in connection with the Employee's work hereunder. Employee agrees that he will not at any time, whether during or after his employment hereunder, (1) knowingly use for improper personal benefit any confidential information that he may learn or has learned by reason of his employment with the Company, or (2) disclose any such confidential information to any person except (a) in the performance of his obligations to the Company hereunder, (b) as required by applicable law, (c) in connection with the enforcement of his rights under this Agreement, (d) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company, or (e) with the prior written consent of the Company. "Confidential Information" includes information with respect to the Company's products, facilities and methods, research and development and trade secrets and other intellectual properties, systems, patents and patent applications, procedures, manuals, confidential reports, business plans, prospects or opportunities; provided, however, that such terms shall not include any information that (X) is or becomes generally known or available other than as a result of disclosure by Employee or (Y) is or becomes known or available to Employee on a non-confidential basis from a source which to Employee's knowledge is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company. If Employee is unclear as to the requirements of the foregoing, he may ask for clarification as to a specific situation by contacting the Company's Chief Legal Officer in writing. Employee's obligations under this paragraph shall survive termination of this Agreement.
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
         7. Unocal shall pay Employee his accrued vacation "bank balance" within two weeks of his termination of employment.

         8. Employee's termination of employment hereunder shall be treated as "at the convenience of the Company" pursuant to the Long Term Incentive Plans of 1991 and 1998 and under the Revised Incentive Compensation Plan. Therefore, Employee shall be entitled to the delivery of shares of Restricted Stock, payment of Performance Shares and the extended period to exercise vested stock options applicable under the terms of said Plans upon a termination of employment at the convenience of the Company.

         9. Employee shall not be entitled to any other termination-type benefits except as specifically noted above. Employee hereby waives any benefits or payments under the Unocal Termination Allowance Plan and Employee Redeployment Program. Employee shall not be eligible for any future grants or awards under the Management Incentive Plan of 1998.

         10. All payments hereunder to Employee shall be reduced for any applicable withholding.

         11.      General Release

         In consideration for this Agreement, Employee hereby releases and forever discharges Company and Unocal Corporation and their respective predecessors, successors, partners, assigns, employees, shareholders, owners, officers, directors, agents, attorneys, subsidiaries, divisions, and affiliates, (jointly referred to as "Released Parties") from any and all claims, demands, causes of action, obligations, damages, attorneys' fees, costs and liabilities of any nature whatsoever, whether or not now known, suspected or asserted, which Employee may have or claim to have against the Released Parties relating in any manner to Employee's employment with the Company and/or the termination of such employment, and hereby covenants not to assert such claims through a lawsuit, an administrative proceeding or otherwise. This General Release includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination or claims arising out of any legal restrictions on the Company's rights to terminate its employees, including without limitation of the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Civil Rights Act of 1991.

         This Agreement shall not apply to Employee's rights to any indemnification insurance, defense or hold harmless protection that would otherwise apply in the absence of this Release. Except as specifically provided herein, nothing in this Agreement shall affect in any way, apply to, increase, or diminish, any rights which Employee has with respect to retirement benefits or with respect to any previously established policy or plans of the Company outside of this Agreement.

         12.      Waiver

         Employee waives all rights under Section 1542 of the Civil Code of California. That section reads as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding the provisions of Section 1542 or any similar law of any other state, and to provide a full and complete release of Released Parties, Employee expressly acknowledges that this Termination Agreement and General Release is intended to include, without limitation, all claims which Employee does not know or suspect to exist in his favor at the time of execution of this document, and that the settlement agreed upon completely extinguishes all such claims.

         13. Employee shall not disclose the existence or terms of this Agreement to current or former employees of the Company. However, Employee may disclose this Agreement to his spouse, tax advisor, financial advisor or potential employer, or when required by legal or administrative proceedings. In the event of a disclosure other than that authorized in the preceding sentence, Company may immediately terminate Agreement and its remaining obligations thereunder. At the time of execution of this Agreement, Company agrees that it has no knowledge of any disclosure by Employee as such disclosure is referred to in this paragraph.
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

       14. This Termination Agreement and General Release is a full and complete expression of the intent of the parties with respect to the subject matter of this Agreement. No other agreement or representation, express or implied, has been made by either party with respect to the subject matter of this Agreement.

         15. This Termination Agreement and General Release may not be modified except by a written agreement signed by both Employee and by a Vice President of Union Oil Company of California.

         16. This Termination Agreement and General Release shall be interpreted to be valid to the full extent possible under the laws of the State of Texas.

         17. Employee warrants and represents that he has not assigned or in any way transferred any claim related to the subject matter of this Termination Agreement and General Release and that he will not allow or assist in such transfer or assignment in the future.

         18. This Termination Agreement and General Release shall not constitute an admission by any Released Party of any wrongful action or inaction whatsoever.

         19. Employee agrees that this Termination Agreement and General Release is understood by Employee and is voluntarily entered into by the Employee.

         20. Employee may file a written beneficiary designation for any payments in the event of his death prior to receipt of the amounts due under paragraphs 2, 3, 4 and 9 in the form of Attachment A. The last such designation received by Company prior to his death shall control any such payments.

         21.      Employee's Right to Review Agreement.

         Employee has twenty-two (22) days from the date of Employee's receipt of this Termination Agreement and General Release to consider whether or not to sign this Termination Agreement and General Release.

         22. This Termination Agreement and General Release shall not be effective until eight (8) days from the date of execution of this Termination Agreement and General Release by Employee. During such period, Employee may notify Company in writing of his revocation of this Termination Agreement and General Release.

         23.      Employee's Right to Consult Counsel.

         Employee is advised to consult with Employee's attorney before deciding whether or not to sign this Termination Agreement and General Release.


IN WITNESS WHEREOF, this Termination Agreement and General Release has been executed in duplicate originals.



UNION OIL COMPANY OF CALIFORNIA             EMPLOYEE


By: _____________________________           __________________________
                                                     Signature


Carl D. McAulay                             John W. Schanck
-----------------                           -----------------
Print Name                                  Print Name


4/26/99                                     4/2/99
Date                                        Date
                                       3

            ATTACHMENT A TO TERMINATION AGREEMENT AND GENERAL RELEASE

                             BENEFICIARY DESIGNATION




I, Jack Schanck, (Employee) hereby designate the following person(s) as Beneficiary for any payments due at the time of my death under my Termination Agreement and General Release with Union Oil Company of California, dba Unocal.



Name:                                       Judi A. Schanck
                                            ---------------------
Address:                                    3802 Hogan Ct.
                                            ---------------------
                                            Sugar Land, TX  77479
                                            ---------------------
Relationship:                               Wife
                                            ---------------------
Interest (%):                               100%
                                            ---------------------


Name:                                       ______________________________

Address:                                    ______________________________

Relationship:                               ______________________________

Interest (%):                               ______________________________

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